

                                                      EXHIBIT C
                                             PRO FORMA - OLD NIGHT, INC.
                                             CONSOLIDATED BALANCE SHEETS
                                                  DECEMBER 31, 1999
                                                      (UNAUDITED)


                                                        Old
                                                     Night, Inc          ILDC
                                                   --------------   --------------
                                                                                       Proforma        Proforma
                                                       Actual          Actual        Adjustments        Balance
                                                   --------------- ---------------- --------------- ----------------

                     Assets

Current assets


          Accounts receivable - trade                      $    -       $  101,181                        $ 101,181
                                                   --------------- ---------------- --------------- ----------------
          Accounts receivable - officer                         -           84,060                           84,060
                                                   --------------- ---------------- --------------- ----------------
                  Total current assets                          -          185,241                          185,241
                                                   --------------- ---------------- --------------- ----------------



Property and equipment

           Land                                                 -           39,374                           39,374

           Leasehold improvements                               -          105,132                          105,132

           Computers and software                               -          248,652                          248,652

           Furniture and fixtures                               -            4,660                            4,660

           Telephone switching equipment                        -        3,100,135                        3,100,135
                                                   --------------- ---------------- --------------- ----------------
                     Total property and equipment               -        3,497,953                        3,497,953

            Less: accumulated depreciation                      -          718,697                          718,967
                                                   --------------- ---------------- --------------- ----------------

                Property and equipment - net                    -        2,779,256                        2,779,256
                                                   --------------- ---------------- --------------- ----------------
Other assets

            Deposits                                            -           44,559                           44,559

             Deferred finance charges, net of

                 amortization of $121,018                       -          322,187                          322,187
                                                   --------------- ---------------- --------------- ----------------
                  Total other assets                            -          366,746                          366,746
                                                   --------------- ---------------- --------------- ----------------
                                Total assets               $    -      $ 3,331,243                       $3,331,243
                                                   =============== ================ --------------- ================


                                               OLD NIGHT, INC
                                       BALANCE SHEETS (CONTINUED)
                                           DECEMBER 31, 1999
                                               (UNAUDITED)


                                                        Old
                                                     Night, Inc         ILDC
-------------------------------------------------- --------------- ---------------- ----------------- ---------------

                                                                                        Proforma         Proforma
                                                       Actual          Actual         Adjustments        Balance
                                                   --------------- ---------------- ----------------- ---------------

          Liabilities and Stockholders'
                Equity (Deficit)

  Current liabilities

          Cash overdraft                           $            -        $   3,118                       $     3,118


          Accounts payable                                  1,600        2,450,224                         2,451,824

           Accrued expenses                                     -          116,073                           116,073


           Accrued interest                                     -           70,000                            70,000

           Current portion of capital


                lease obligations                               -          123,715                           123,715


           Short-term notes payable                             -        1,918,238                         1,918,238


           Unearned revenue                                     -           55,000                            55,000
                                                   --------------- ---------------- ----------------- ---------------

                        Total current liabilities           1,600        4,736,368                         4,737,968
                                                   --------------- ---------------- ----------------- ---------------



Capital lease obligations                                       -          255,490                           255,490
                                                   --------------- ---------------- ----------------- ---------------

 Stockholders' equity (deficit)


Common stock, $.001 par value,                                                           (d)        40
      100,000 shares authorized;                                                         (c)      5,500
       496,400 shares issued and outstanding                  496                        (b)     (4,964)      11,000
Capital in excess of par value                             37,504                        (b)     (4,964)  60,534,884
                                                                                         (c)  6,060,584
Common stock, $.001 par value;                                                           (c)    (39,600)
       100,000 shares authorized;                                                        (d)        (40)           -
       500 shares issued and outstanding                                       500       (c)       (500)




 Subscription agreements                                                 6,065,584       (c) (6,065,584)           -


Deficit accumulated during the
    development stage                                     (39,600)      (7,726,699)      (c)     39,600   (7,726,699)


                 Total stockholders' equity                 1,600       (1,660,615)                 -     (1,662,215)
                  (deficit)

                 Total liabilities and
                 stockholders'                       $          -       $3,331,243  $               -     $3,331,243
                 equity (deficit)
-------------------------------------------------- =============== ================ ================= ===============





                                           OLD NIGHT, INC.
                                       STATEMENT OF OPERATIONS
                            FOR THE PERIOD MARCH 20, 1998 (INCEPTION) TO
                                    YEAR ENDED DECEMBER 31, 1999
                                           (UNAUDITED)


                                                         Old
                                                      Night, Inc       IILDC
---------------------------------------------------- ------------- ---------------- ----------------- ---------------


                                                                                        Proforma         Proforma
STATEMENT OF OPERATIONS                                 Actual         Actual         Adjustments        Balance
---------------------------------------------------- ------------- ---------------- ----------------- ---------------
  Revenue

          Service revenue                                 $     -        $ 173,464                         $ 173,464

          Other income                                          -            1,030                             1,030
                                                     ------------- ---------------- ----------------- ---------------
                                                                -          174,494                           174,494


  Costs and expenses


            Costs of telephone services                         -          961,674                           961,674


            Research and development                            -          140,911                           140,911

           General and administrative                       1,600          972,323           (1,600)         972,323

           Other operating expenses                             -          656,305                           656,305

            Maintenance and utilities                           -          103,727                           103,727


            Travel, meals and entertainment                     -          143,463                           143,463
                                                     ------------- ---------------- ----------------- ---------------
                                                            1,600        2,978,403             1,600       2,978,403
                                                     ------------- ---------------- ----------------- ---------------
Operating loss                                              1,600        2,803,909             1,600      (2,803,909)
                                                     ------------- ---------------- ----------------- ---------------
Other expenses


              Bad debt                                          -            1,300                             1,300

              Charitable contributions                          -          137,664                           137,664

              Depreciation and amortization                     -          839,715                           839,715

               Interest                                         -          175,189                           175,189

               Loss on impairment of assets                     -          279,071                           279,071

               Loss on uncollectible advances
                to affiliate                                    -        1,085,448                         1,085,448

                Loss on failed venture                          -        2,314,603                         2,314,603

                Rents and leases                                -           89,800                            89,800
                                                     ------------- ---------------- ----------------- ---------------
                       Total other expenses                     -        4,922,790                         4,922,790
                                                     ------------- ---------------- ----------------- ---------------
Net loss                                                $ (1,600)     $ (7,726,699)    (c) $   1,600    $ (7,726,699)
                                                     ------------- ---------------- ----------------- ---------------
Basic and diluted loss per common shares                   $    -                -                        $   (0.70)
                                                     ============= ================                   ===============

Average outstanding shares                                496,400                -                        11,000,000
                                                     ============= ================                   ===============



                              PROFORMA ADJUSTMENTS

          14) The proforma financial statements reflect the acquisition by Old Night. ("Old Night"), a non-operating public company with 5,460,400 common shares outstanding (after an 11 for 1 stock split) and no assets, of 100% of the outstanding common shares of International Long Distance Corporation ("ILDC"). The acquisition resulted in the owners and management of ILDC having effective control of the combined entity.

  Under generally accepted accounting principles, the acquisition will be considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent to the issuance of stock by ILDC for the net monetary assets of Old Night, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the post reverse-acquisition, comparative historical financial statements of the "legal acquirer" (Old Night) are those of the "legal acquire" (ILDC) (i.e. the accounting acquirer).

          15) To reflect an 11 for 1 stock split on Old Night common stock from 496,400 shares to 5,460,400 shares.

          16) To reflect the issuance of 5,500,000 common shares of Old Night stock for 100% of common shares outstanding and subscriptions of ILDC and recapitalization.

          17) To reflect the issuance of 39,600 common shares on Old Night in lieu of an investment banking fee.